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                                                                     EXHIBIT 3.2



                           AMENDED AND RESTATED BYLAWS
                                       OF
                              DELTEK SYSTEMS, INC.


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         1.1 Place and Time of Meetings. Meetings of shareholders shall be held at such place, either within or without the Commonwealth of Virginia, and at such time, as may be provided in the notice of the meeting and approved by the Chairman of the Board of Directors (the "Chairman"), the President or the Board of Directors.

         1.2 Annual Meeting. The annual meeting of shareholders shall be held on the third Tuesday in May of each year, or on such date as may be designated by resolution of the Board of Directors from time to time for the purpose of electing directors and conducting such other business as may properly come before the meeting.

         1.3 Special Meetings. Special meetings of the shareholders may be called by the Chairman, the President or the Board of Directors. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

         1.4      Record Dates.

                  (a) The Board of Directors may fix, in advance, a record date to make a determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders, to receive any dividend or for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders. If no such record date is set, then the record date shall be the close of business on the day before the date on which the first notice is given.

                  (b) When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         1.5 Notice of Meetings. Written notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, telephone, telegraph, teletype, telecopy or other form of wire or wireless communication, or by private courier, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid, addressed to the shareholder at his or her
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address as it appears on the share transfer books of the Corporation. If given in any other manner, such notice shall be deemed to be effective (i) when given personally or by telephone, (ii) when sent by telegraph, teletype, telecopy or other form of wire or wireless communication, or (iii) when given to a private courier to be delivered.

         1.6 Adjournment. Any meeting of shareholders may be adjourned to any other time and to any other place at which a meeting of shareholders may be held under these Bylaws by the shareholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no shareholder is present, any officer entitled to preside at or to act as secretary of such meeting. If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date, unless a court provides otherwise.

         1.7 Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

         1.8      Attendance at Meeting. A shareholder's attendance at a meeting
(i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         1.9 Conduct of the Shareholders' Meeting. At every meeting of shareholders, the Chairman, or in his absence, or if designated by the Chairman, the President of the Corporation, or in his absence the Vice President designated by the President, or in the absence of such designation, any Vice President, or in absence of the Chairman, the President and all Vice Presidents, a chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as chairman. The Secretary of the Corporation or a person designated by the chairman shall act as Secretary of the meeting. Unless otherwise approved by the chairman, attendance at the shareholders' meeting is restricted to shareholders of record, persons authorized in accordance with
Section 1.12 of this Article and officers of the Corporation.

         1.10     Conduct of Business.

                  (a) The Chairman shall call the meeting to order, establish an agenda and conduct the business of the meeting in accordance therewith, or, at the Chairman's discretion, the meeting may be conducted otherwise in accordance with the wishes of the shareholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

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                  (b)      The Chairman shall conduct the meeting in an orderly
manner, rule on the precedence of and procedures on motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation.

                  (c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.10 and Section 1.11 of this Article. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.10 and Section 1.11 of this Article, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         1.11     Notice of Shareholder Business.

                  (a) At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a shareholder of the Corporation who complies with the notice procedures set forth in this Section 1.11.

                  (b) For business to be properly brought before a meeting of the shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated by the previous year's proxy statement, or in the event of a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

                  (c) A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material

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interest of the shareholder in such business. In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

         1.12     Quorum and Voting Requirements.

                  (a) Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented in person or by proxy for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. At all meetings of shareholders, a shareholder may vote by proxy appointed by an instrument in writing executed by the shareholder or by his duly authorized attorney in fact and filed with the Secretary of the Corporation, or other officer or agent authorized to tabulate votes before or at the time of the meeting. No shareholder may authorize more than one proxy for his shares.

                  (b) Each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote and held of record by such shareholder. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting.

                  (c) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         1.13 Stock List. A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in his or her name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during normal business hours for a period of at least 10 calendar days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list also shall be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

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                                   ARTICLE II

                                    DIRECTORS

         2.1 General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

         2.2      Number, Term and Election.

                  (a) The number of directors of the Corporation shall be fixed by the Board of Directors, but shall not be less than five (5) nor more than fifteen (15). Each director shall hold office until his or her death, resignation, retirement or removal or until his or her successor is elected. No decrease in the number of directors constituting the Board of Directors shall have the effect of shortening the term of any incumbent director.

                  (b) Commencing with the 1997 annual meeting of shareholders, the Board of Directors shall be divided into three classes with each class containing one third of the total number of directors, as nearly equal in number as possible. At the 1997 annual meeting of shareholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1998 annual meeting of shareholders, directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1999 annual meeting of shareholders, and directors of the third class (Class
III) shall be elected to hold office for a term expiring at the 2000 annual meeting of shareholders. At each annual meeting of shareholders after the 2000 annual meeting, the successors to the class of directors whose terms then shall expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

                  (c) Except as provided in Section 2.4 of this Article, the directors whose terms expire shall be elected by the holders of the Common shares at the annual meeting of shareholders, and those persons who receive the greatest number of votes shall be deemed elected even though they do not receive a majority of the votes cast. No individual shall be named or elected as a director without his or her prior consent.

                  (d) During any period when the holders of preferred stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues (i) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the preferred stock or such series thereof, voting as a class, shall be entitled to elect the additional directors as provided for pursuant to the provisions of such preferred stock or series; (ii) the additional directors shall be members of those respective classes of directors in which vacancies are created as a result of

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such increase in the authorized number of directors; and (iii) each such additional director shall serve until the annual meeting at which the term of office of his class shall expire and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such preferred stock or series, whichever occurs earlier. Whenever the holders of such preferred stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such preferred stock or series, the terms of office of all directors elected by the holders of such preferred stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such preferred stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

         2.3 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the shareholders may remove one or more directors, with or without cause, if the number of votes cast to remove him or her constitutes a majority of the votes entitled to be cast at an election of directors. A director may be removed by the shareholders only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

         2.4      Vacancies.

                  (a) Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by (i) the shareholders, (ii) the Board of Directors, or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. A director elected to fill a vacancy caused by resignation, death, or removal of a director shall be elected to hold office for the unexpired portion of the term of the director who resigned, died or was removed.

                  (b) Increases in the number of directors shall be filled in accordance with the rule that each class of directors shall be as nearly equal in number of directors as possible. Notwithstanding such rule, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation. When a vacancy is filled, the director chosen to fill that vacancy shall be of the same class as the director he succeeds and shall hold office until such director's successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.

         2.5 Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual

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meeting of shareholders, for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

         2.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President or a majority of the directors of the Corporation, and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

         2.7      Notice of Meetings.

                  (a) No notice need be given of regular meetings of the Board of Directors.

                  (b) Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his or her residence or business address (or such other place as he or she may have directed in writing) not less than 24 hours before the meeting by mail, messenger, telecopy, telegraph, or other means of written communication or by telephoning such notice to him or her. Any such notice shall set forth the time and place of the meeting and state the purpose for which it is called.

         2.8      Waiver of Notice.

                  (a) A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to the giving of such notice. Except as provided in subsection (b) of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

                  (b) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         2.9 Quorum and Voting Requirements. Except as otherwise provided herein or required by law, a majority of the number of directors fixed pursuant to these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and if a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting specified business at the meeting, or (ii) he or she votes against, or abstains from, the action taken.

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         2.10     Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         2.11 Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

         2.12 Compensation. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors or committees of the Board of Directors.

         2.13     Nomination of Director Candidates.

                  (a) Subject to the rights of holders of any series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation.

                  (b) To be timely, a shareholder nomination for a director to be elected at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to the shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated by the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

                  (c) Each such notice of a shareholder's intent to nominate a director shall set forth (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,
(ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the

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shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

                  (d) In the event that a person is validly designated as a nominee in accordance with this Section 2.13 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 2.13 had such nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

                  (e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 2.13, such nomination shall be void; provided, however, that nothing in this Section 2.13 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock.

                                   ARTICLE III

                             COMMITTEES OF DIRECTORS

         3.1 Committees. The Board of Directors may create an Executive Committee and one or more other committees and appoint members of the Board of Directors to serve on them unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by a majority of all of the directors in office when the action is taken.

         3.2 Limitation on Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders, (ii) fill vacancies on the Board of Directors or on any of its committees, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal these Bylaws,
(v) approve a plan of merger not requiring shareholder approval, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors, or (vii) authorize or approve the issuance or sale or contract for sale of shares, or

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determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

         3.3      Executive Committee.

                  (a) If created by the Board of Directors, the Executive Committee shall have not less than three members to be elected annually by the Board from its own membership. At the time the Executive Committee is elected, the Board shall designate the Chairman of the Executive Committee who shall not be a salaried employee of the Corporation or any of its affiliates. Vacancies occurring in the Executive Committee prior to any annual election may be filled by the Board.

                  (b) Between meetings of the Board, the Executive Committee shall have and exercise the authority of the Board, except (i) to the extent such authority is limited by the provisions of Section 3.2 of this Article, (ii) to take action prohibited by law, or (iii) to employ or terminate the employment of the Corporation's chief executive officer. One or more vacancies at any time existing in the Executive Committee shall not affect its authority.

         3.4 Miscellaneous. The provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

                                   ARTICLE IV

                                    OFFICERS

         4.1 Officers. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Corporation also may have, at the discretion of the Board of Directors, such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected annually by the Board of Directors at its annual meeting held immediately following the annual meeting of shareholders. Each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified. Any two or more offices may be held by the same person.

         4.2 Removal and Resignation. The Board of Directors may remove any officer at any time, with or without cause. Any officer may resign at any time upon written notice to the Board of Directors or the officer or officers appointing him or her, and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date.

         4.3 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the directors for the unexpired portion of the term.

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         4.4      Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders (unless he designates the President to preside) and at all meetings of the Board. The Chairman shall exercise and perform such powers and duties with respect to the business and affairs of the Corporation as may be assigned to the Chairman by the Board or such other powers and duties as may be prescribed by the Board or these Bylaws.

         4.5 President. The President shall be the chief executive officer of the Corporation and exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as are commonly incident to the office of chief executive officer, as may from time to time be assigned to the President by the Chairman of the Board or by the Board, or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board, or in the event and during the period of a vacancy in the office of Chairman of the Board, the President shall perform all the duties of the Chairman of the Board, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chairman of the Board of the Corporation.

         4.6 Vice Presidents. Each Vice President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such Vice President by the Chairman of the Board or the Board, or the President or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board and the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

         4.7 Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all moneys and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and render from time to time an account of all such transactions and of the financial condition of the Corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.

         4.8      Secretary.

                  (a) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.

                  (b) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the name of each stockholder, the number of shares of each class held by such stockholder, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

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         4.9      Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because he is also a director of the Corporation.

                                    ARTICLE V

                               SHARE CERTIFICATES

         5.1 Form. Shares of the Corporation shall, when fully paid, be evidenced by certificates containing such information as is required by law and approved by the Board of Directors. Certificates shall be signed by the Chairman of the Board of Directors, the President or a Vice President and the Secretary or an Assistant Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all signatures on a share certificate may be facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer on the date of issue.

         5.2 Transfer. The Board of Directors may make rules and regulations concerning the issue, registration, conversion and transfer of certificates representing the shares of the Corporation. Transfers of shares and of the certificates representing such shares shall be made upon the books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the Corporation by surrender of the certificates representing such shares accompanied by written assignments given by the owners or their attorneys-in-fact.

         5.3 Restrictions on Transfer. A lawful restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction complies with the requirements of law and its existence is noted conspicuously on the front or back of the certificate representing the shares. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

         5.4 Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate in the place of any certificate theretofore issued which is alleged to have been lost or destroyed and may require the owner of such certificate, or his or her legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         6.1 Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference "Deltek Systems, Inc." In the center shall be the word "SEAL".

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         6.2      Fiscal Year. The fiscal year of the Corporation shall be
determined in the discretion of the Board of Directors, but in the absence of any such determination, it shall be the calendar year.

         6.3 Voting of Stock in Other Corporations. Any stock in other corporations, which may from time-to-time be held by the Corporation, may be represented and voted at any meeting of shareholders of such other corporation by the President or Treasurer, or by proxy or proxies appointed by the President or Treasurer, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of the directors.

         6.4 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Articles of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

         6.5 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

         6.6 Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

                                   ARTICLE VII

                           CONTROL SHARE ACQUISITIONS

         7.1      Redemption.

                  (a) As permitted by Section 13.1-728.7A of the Virginia Stock Corporation Act (the "Act"), the shares acquired in a "control share acquisition" as defined in Section 13.1-728.1 of the Act with respect to which no control share statement has been filed with the Corporation pursuant to
Section 13.1-728.4 of the Act may, at any time during the period ending sixty
(60) days after the last acquisition of such shares by the "acquiring person" as defined in Section 13.1-728.1 of the Act, be redeemed by the Corporation at the redemption price specified in Section 13.1-728.7C of the Act.

                  (b) As permitted by Section 13.1-728.7B of the Act, shares acquired in a control share acquisition with respect to which the shareholders of the Corporation have failed to grant voting rights at a special meeting or, if no special meeting for such purpose has been convened, at an annual meeting may, at any time during the period ending sixty (60) days after such meeting, be redeemed by the Corporation at the redemption price specified in Section 13.1-728.7C of the Act.

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         7.2      Effective Date. The provisions of this Article VII shall
become effective at such time as the Corporation shall become, and shall continue to be effective so long as the Corporation shall be, an "issuing public corporation" as defined in Section 13.1-728.1 of the Act.



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